UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022
Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DAIO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act □

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

______________________________________________________________________________________________________

Item 2.02 Results of Operation and Financial Condition

A press release announcing second quarter 2022 results was made July 28, 2022 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

______________________________________________________________________________________________________

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Second Quarter 2022 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

July 28, 2022	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Operating and Financial Officer

Exhibit 99.0

Data I/O Reports Second Quarter 2022 Results

Strong Bookings of $6.4 Million and Record Backlog of $5.8 Million

Redmond, WA – July 28, 2022 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced security and data deployment solutions for microcontrollers, security ICs and memory devices, today announced financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights

•       Net sales of $4.8 million; bookings of $6.4 million

•        Quarter-end backlog of $5.8 million

•       Gross margin as a percentage of sales of 57.8%

•       Net loss of ($657,000) or ($0.08) per share

•       Adjusted EBITDA* of ($65,000)

•       Cash & Equivalents of $10.3 million; no debt

•       Automotive Electronics represented 55% of second quarter 2022 bookings

•       SentriX® customer moving to volume production

•       6 new customer wins

*Adjusted EBITDA is a non-GAAP financial measure.  A reconciliation is provided in the tables of this press release.

Management Comments

Commenting on the fiscal second quarter ended June 30, 2022, Anthony Ambrose, President and CEO of Data I/O Corporation, said, “We are very pleased that China operations resumed and is fully supporting our strong backlog.  As we described in our June update, Data I/O’s Shanghai operations partially re-opened in May.  In mid-June, we began shipping systems and adapters from Shanghai, and cleared out the systems backlog from the first quarter. We were successful in leveraging our resilient global supply chain to shift some systems and adapter production from China to Redmond, WA.  Lead times from China operations are back to normal, and we expect balance sheet items such as accounts receivables, inventories and cash flow to return to normal levels by the end of the third quarter.

“For the third consecutive quarter, we achieved bookings in excess of $6.0 million, with second quarter 2022 bookings of $6.4 million reaching the highest level within this 9-month period.  Backlog at the end of the second quarter was $5.8 million, a record for the Company reflecting strong June orders. Automotive electronics represented 55% of orders in the second quarter, and we had 6 new customer wins.  Our sales funnel in the second quarter continued the momentum from the first quarter with millions of dollars of new opportunities.  Increased demand from Asia and the Americas has been partially offset by weakness in EMEA due to the Ukraine/Russia war, inflation, energy challenges and foreign currency devaluation against the US dollar.

“Earlier this year, we held a balanced perspective for our resumption of growth that was contingent upon re-opening in China, stabilization of supply chains and restoration of business confidence in EMEA amid the war.  Our financial performance in the second quarter was impacted by these factors as well as currency weakness which effectively reduced reported EMEA revenue by approximately 12%.  Against this backdrop, we are pleased with our improving outlook led by strong bookings, record backlog, operational resumption in China, and the benefits of our resilient supply chain.

“There are two competing economic narratives for the second half of 2022. The ‘glass half empty’ scenario describes continued inflation and a global slowdown overall, with greatest impact to Europe. The ‘glass half full’ scenario is what we see in our growing sales funnel and through discussions with our growing global customer base.  Automotive and industrial markets are expected to hold up better than consumer and enterprise markets this year.  The weakness in consumer markets may be helping automotive ease its semiconductor supply chain issues.  We are controlling expenses overall while we prepare operations to ship current and anticipated backlog.  We are optimistic that strong bookings through the first half of the year, an encouraging sales pipeline, and a record backlog at June 30, 2022 will give rise to significantly improved financial performance in the second half of the year.”

Financial Results

Due to COVID-19 policies in China in 2022, the Company experienced operational closures, delays and disruptions that impacted its performance in the first and second quarters of fiscal 2022.  These issues included $1 million of finished products that were unable to be shipped at March 31, 2022 but were delivered during the second quarter.  As a result of the aforementioned, many of the Company’s financial indicators are well outside of normal ranges for the first and second quarters.

Net sales in the second quarter of 2022 were $4.8 million, down 40% as compared with $6.7 million in the second quarter of 2021.  The decrease reflects the impact of lower foreign currencies as reported on a consolidated basis, the previously announced COVID restrictions and shutdowns, and the war in Ukraine, which impacted business development and revenue recognition for shipments that had been held up or delayed.  Total recurring and consumable revenues including adapter sales represented $2.1 million or 45% of total revenues in the second quarter of 2022, as compared with $2.6 million or 39% of the higher second quarter 2021 total.

Second quarter 2022 bookings were $6.4 million, up from $6.2 million in the first quarter of 2022 and down from $8.9 million in the second quarter of the prior year.  Backlog at June 30, 2022 was approximately $5.8 million, up from $4.1 million at March 31, 2022, and $5.0 million at June 30, 2021.

Gross margin as a percentage of sales was 57.8% in the second quarter of 2022, as compared to 57.0% in the same period of the prior year.

Total operating expenses in the second quarter of 2022 of $3.5 million were down approximately $242,000 as compared to the 2021 period.  R&D expenses were $1.6 million in the second quarter of 2022 compared to $1.7 million in the second quarter of the prior year.

Net loss in the second quarter of 2022 was ($657,000), or ($0.08) per share, compared with a net loss of ($29,000), or ($0.00) per share, for the second quarter of 2021.  Included in net loss is a foreign currency transaction gain of $130,000 for the second quarter of 2022, and a loss of ($64,000) for the second quarter of 2021.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), which excludes equity compensation, was ($65,000) in the second quarter of 2022, compared to Adjusted EBITDA of $597,000 in the second quarter of 2021.

Data I/O’s balance sheet remained strong with cash at the end of the second quarter of 2022 of $10.3 million, down from $12.3 million at March 31, 2022 and $14.2 million at December 31, 2021.  The difference in cash from prior periods primarily reflects the shift in working capital to increased receivables and inventory related to the high level of bookings and delayed deliveries.  In the first quarter of 2022, the Company repatriated $4.4 million of cash from China to the U.S. in the form of a one-time dividend distribution, which led to a corresponding tax withholding expense of approximately $442,000.  Data I/O had net working capital of $15.9 million at June 30, 2022.  The Company continues to have no debt.

Conference Call Information

A conference call discussing financial results for the second quarter ended June 30, 2022 will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time.  To listen to the conference call, please dial 412-317-5788.  A replay will be made available approximately one hour after the conclusion of the call. To access the replay, please dial 412-317-0088, access code 9687503. The conference call will also be simultaneously webcast over the Internet; visit the Webcasts and Presentations section of the Data I/O Corporation website at www.dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972, Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronics devices. Today, our customers use Data I/O’s data programming solutions and security deployment platform to secure the global electronics supply chain and protect IoT device intellectual property from point of inception to deployment in the field.  OEMs of any size can program and securely provision devices from early samples all the way to high volume production prior to shipping semiconductor devices to a manufacturing line. Data I/O enables customers to reliably, securely, and cost-effectively bring innovative new products to life. These solutions are backed by a portfolio of patents and a global network of Data I/O support and service professionals, ensuring success for our customers.

Learn more at dataio.com

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue, expected margins, expected savings, expected results, orders, deliveries, backlog and financial positions, semiconductor chip shortages, supply chain expectations, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statement disclaimers also apply to the global COVID-19 pandemic, including the expected effects on the Company’s business from Shanghai’s COVID-19 lockdowns, the duration and scope, impact on the demand for the Company’s products, and the pace of recovery for the COVID-19 pandemic to subside, and the Russian invasion of Ukraine including any related international trade restrictions. These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, shipping availability, installations and acceptance, accrual of expenses, coronavirus related business interruptions, changes in economic conditions, part shortages and other risks including those described in the Company's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA, Adjusted EBITDA excluding equity compensation and impairment & related charges, and Adjusted gross margin should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

Contacts:

Joel Hatlen
Chief Operating and Financial Officer
Data I/O Corporation 6645 185th Ave. NE, Suite 100
Redmond, WA 98052

Darrow Associates, Inc.
Jordan Darrow
(512) 551-9296 jdarrow@darrowir.com

-     tables follow     -

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net Sales	$4,769	$6,733	$9,734	$12,748
Cost of goods sold	2,011	2,896	4,673	5,573
Gross margin	2,758	3,837	5,061	7,175
Operating expenses:
Research and development	1,557	1,673	3,173	3,279
Selling, general and administrative	1,928	2,054	3,976	4,116
Total operating expenses	3,485	3,727	7,149	7,395
Operating income (loss)	(727)	110	(2,088)	(220)
Non-operating income (loss):
Interest income	1	-	2	3
Gain on sale of assets	-	-	57	-
Foreign currency transaction gain (loss)	130	(64)	71	(38)
Total non-operating income (loss)	131	(64)	130	(35)
Income (loss) before income taxes	(596)	46	(1,958)	(255)
Income tax (expense) benefit	(61)	(75)	(519)	(107)
Net income (loss)	($657)	($29)	($2,477)	($362)

Basic earnings (loss) per share	($0.08)	$0.00	($0.29)	($0.04)
Diluted earnings (loss) per share	($0.08)	$0.00	($0.29)	($0.04)
Weighted-average basic shares	8,709	8,517	8,665	8,469
Weighted-average diluted shares	8,709	8,517	8,665	8,469

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	June 30, 2022	December 31, 2021

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,291	$14,190
Trade accounts receivable, net of allowance for
doubtful accounts of $83 and $89, respectively	4,165	3,995
Inventories	6,925	6,351
Other current assets	575	737
TOTAL CURRENT ASSETS	21,956	25,273

Property, plant and equipment – net	1,040	946
Other assets	2,542	2,838
TOTAL ASSETS	$25,538	$29,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,848	$1,373
Accrued compensation	1,557	2,496
Deferred revenue	1,252	1,507
Other accrued liabilities	1,374	1,413
Income taxes payable	60	-
TOTAL CURRENT LIABILITIES	6,091	6,789

Operating lease liabilities	1,897	2,277
Long-term other payables	198	138

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 8,814,279 shares as of June 30,
2022 and 8,621,007 shares as of December 31, 2021	21,386	20,886
Accumulated earnings (deficit)	(4,488)	(2,011)
Accumulated other comprehensive income	454	978
TOTAL STOCKHOLDERS’ EQUITY	17,352	19,853
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,538	$29,057

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
(in thousands)
Net Income (loss)	($657)	($29)	($2,477)	($362)
Interest (income)	(1)	-	(2)	(3)
Taxes	61	75	519	107
Depreciation and amortization	152	150	293	348
EBITDA earnings (loss)	($445)	$196	($1,667)	$90

Equity compensation	380	401	671	680

Adjusted EBITDA, excluding equity compensation	($65)	$597	($996)	$770